EXHIBIT 99.1

Coca-Cola Enterprises Inc.
20__ Stock Option Grant

Name of Optionee:

Number of Options, each one for one share of CCE common stock:

Grant Date:

Option Exercise Price:

Vesting Period:

We are pleased to advise you of your stock option grant from Coca-Cola Enterprises Inc. (also referred to as the “Company”). The terms and conditions applicable to this grant of stock options are described below.

1.

Duration of Options. You have until the tenth anniversary of the grant date (“Options Expiration Date”) to exercise any vested options, as long as you are continuously employed by Coca-Cola Enterprises or an Affiliated Company.

2.	Effect of Termination of Employment. If your employment terminates before the date on which 100% of your options are vested, your unvested options are forfeited.
Any options that are, or become, vested at the time of your termination may only be exercised up to the earliest of Options Expiration Date, or

         a.        60 months after your termination because of retirement, death or disability

         b.        6 months after your termination for any other reason.

3.

Effect of a Change in Control of the Company. In the event of a Change in Control of the Company during your employment and prior to 100% if your options are vested, any unvested options shall vest immediately. All options that are, or become, vested at the time of a Change in Control may be exercised up to the Options Expiration Date, even if at the time of exercise you are no longer employed by the Company or an Affiliated Company.

4.      Definitions. For purposes of this grant, the following definitions apply:

a.

An “Affiliated Company” includes The Coca-Cola Company and any company of which the Company or The Coca-Cola Company owns at least 20% of the voting stock or capital if (1) such company is a party to an agreement that provides for continuation of certain employee benefits upon immediate employment with such company and (2) the Company agrees to this subsequent employment.

b.

“Retirement” means an optionee’s voluntary termination of employment on or after the earliest date on which such optionee would be eligible for an immediately payable benefit under the Coca-Cola Enterprises Inc. Employees’ Pension Plan.

c.

“Disability” means the optionee’s inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician approved of by the Company, is expected to have a duration of not less than one year.

d.	“Change in Control” shall be deemed to have occurred under any of the circumstances described below in subparagraphs (i) through (iv):

     (i)        If any “person”, except for:

the Company or any subsidiary of the Company;
a trustee or other entity holding securities under any employee benefit plan of the Company or any subsidiary of the Company; and
The Coca-Cola Company, but only to the extent of its "current ownership"

is or becomes the “beneficial owner” directly or indirectly, of securities of the Company representing more than 20% of the combined total voting power of the Company’s then-outstanding securities.
As used in this definition of "change in control"
"person" is used as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (as amended); "beneficial owner" is used as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (as amended), and

“current ownership” of The Coca-Cola Company means that entity’s direct and indirect beneficial ownership of no more than an aggregate of 168,956,718 shares of the Company’s common stock (including shares of the Company’s common stock issuable upon the exercise, exchange or conversion of securities exercisable or exchangeable for, or convertible into, shares of the Company’s common stock), the aggregate number being subject to adjustment for subsequent stock splits or dividends payable in stock that are applicable to all shares of the Company’s common stock.
    (ii)        If during any period of two consecutive years,
the individuals constituting the Board of Directors of the Company at the beginning of the two-year period; and
any new Director — except for a director designated by a person who has entered into an agreement with the Company to effect a “change in control” described in (a), (c) or (d) — whose election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds of the Directors then still in office who were either directors at the beginning of the two-year period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board.

(iii)	If the shareholders of the Company approve a merger, consolidation or share exchange with any other "person", other than:
a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such event continuing to represent (either by remaining outstanding or being converted into voting securities of either

(A)	the surviving entity or
(B)	another entity that owns, directly or indirectly, the entire voting interest in the surviving entity (the “parent”))
more than 50% of the voting power of the voting securities of the Company or the surviving entity (or its “parent”) outstanding immediately after such event; or
a merger or consolidation effected to implement a recapitalization of the Company in which no “person” acquires more than 30% of the combined voting power of the Company’s then-outstanding securities;
then, a “change in control” shall have occurred immediately prior to such merger, consolidation or share exchange.
(iv) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

5.	Exercise of Options. You may exercise your vested options by following the procedures established from time to time by the Company.
6.	Nature of Grant. In accepting the grant, you are acknowledging that:
(a)

the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b)

the grant of the options is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)	all decisions with respect to future option grants, if any, will be at the sole discretion of the Company; and
(d)

in consideration of the grant of options, no claim or entitlement to compensation or damages shall arise from termination of the options or diminution in value of the options or shares purchased through exercise of the options resulting from termination of your employment by the Company or your employer (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and your employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this grant, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.

7.

Responsibility for Taxes. By accepting this grant, you also acknowledge that, regardless of any action the Company or your employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or your employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option grant, including the grant, vesting or exercise of the option, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the option to reduce or eliminate your liability for Tax-Related Items.

Prior to exercise of the option, you may be required to pay or make adequate arrangements satisfactory to the Company and/or your employer to satisfy all withholding and payment on account obligations of the Company and/or your employer. In this regard, you are hereby authorizing the Company and/or your employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or your employer or from proceeds of the sale of the shares. Alternatively, or in addition, if permissible under local law, the Company may (i) sell or arrange for the sale of shares that you acquire to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold in shares, provided that the Company only withholds the amount of shares necessary to satisfy the minimum withholding amount. Finally, you shall pay to the Company or your employer any amount of Tax-Related Items that the Company or your employer may be required to withhold as a result of your participation in the Plan or your purchase of shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the shares if you fail to comply with your obligations in connection with the Tax-Related Items, as described in this section.

8.	Deemed Acceptance of Grant. This document is a summary of your grant under the Coca-Cola Enterprises Inc. 2001 Stock Option Plan (the "Plan"), the terms of which are incorporated by reference into this document. There is no need to acknowledge your acceptance of this grant of stock options, as you will be deemed to have accepted the grant and the terms and conditions of the Plan and this document unless you notify the Company otherwise in writing.

9.

Plan Administration. The Company is the administrator of the Plan, whose function is to ensure the Plan is managed according to its respective terms and conditions. A request for a copy of the Plan and any questions pertaining to the Plan should be directed to:

COCA-COLA ENTERPRISES INC. STOCK PLAN ADMINISTRATOR P.O. BOX 723040 USA, ATLANTA, GA 31139-0040 770-989-3000